Exhibit 21
SUBSIDIARY LISTING OF CONOCOPHILLIPS

Listed below are subsidiaries of the registrant at December 31, 2023. Certain subsidiaries are omitted since such companies considered in the aggregate do not constitute a significant subsidiary.

Company Name	Incorporation Location
BROG LP LLC	Delaware
Burlington Resources LLC	Delaware
Burlington Resources Offshore Inc.	Delaware
Burlington Resources Oil & Gas Company LP	Delaware
Burlington Resources Trading LLC	Delaware
COG Acreage LP	Texas
COG Operating LLC	Delaware
COG Production LLC	Texas
COG Realty LLC	Texas
Concho Resources Inc.	Delaware
Conoco Funding Company	Nova Scotia
Conoco Petroleum Operations Inc.	Delaware
ConocoPhillips (U.K.) Marketing and Trading Limited	United Kingdom
ConocoPhillips Alaska II, Inc.	Delaware
ConocoPhillips Alaska, Inc.	Delaware
ConocoPhillips Angola 36 Ltd.	Cayman Islands
ConocoPhillips Angola 37 Ltd.	Cayman Islands
ConocoPhillips ANS Marketing Company	Delaware
ConocoPhillips APME Holdings S.à r.l.	Luxembourg
ConocoPhillips Asia Ventures Pte. Ltd.	Singapore
ConocoPhillips Australia Investments Pty Ltd	Australia
ConocoPhillips Australia Pacific LNG Pty Ltd	Western Australia
ConocoPhillips Canada (BRC) Partnership	Alberta
ConocoPhillips Canada Resources Corp.	Alberta
ConocoPhillips China Inc.	Liberia
ConocoPhillips Company	Delaware
ConocoPhillips Funding Ltd.	Bermuda
ConocoPhillips Gulf Coast LNG LLC	Delaware
ConocoPhillips Hamaca B.V.	Netherlands
ConocoPhillips Libya Waha Ltd.	Cayman Islands
ConocoPhillips Norge	Delaware
ConocoPhillips Norway Funding Ltd.	Bermuda
ConocoPhillips Petroleum Holdings B.V.	Netherlands
ConocoPhillips Port Arthur LNG LLC	Delaware
ConocoPhillips Qatar B.V.	Netherlands

Exhibit 21

Company Name	Incorporation Location
ConocoPhillips Qatar Funding Ltd.	Cayman Islands
ConocoPhillips Qatar Ltd.	Cayman Islands
ConocoPhillips Sabah Ltd.	Bermuda
ConocoPhillips Skandinavia AS	Norway
ConocoPhillips Surmont Partnership	Alberta
ConocoPhillips Transportation Alaska, Inc.	Delaware
Permian Delaware Enterprises Holdings LLC	Texas
Phillips Coal Company	Nevada
Phillips International Investments, Inc.	Delaware
Phillips Investment Company LLC	Nevada
Phillips Petroleum International Corporation LLC	Delaware
Phillips Petroleum International Investment Company LLC	Delaware
Polar Tankers, Inc.	Delaware
RSP Permian, Inc.	Delaware
RSP Permian, L.L.C.	Delaware
Sooner Insurance Company	Vermont
The Louisiana Land and Exploration Company LLC	Maryland